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Exhibit 23

Bateman & Co., Inc., P.C.
Certified Public Accountants
                                                               5 Briardale Court
                                                       Houston, Texas 77027-2904
                                                                  (713) 552-9800
                                                              FAX (713) 552-9700
                                                          www.batemanhouston.com

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the inclusion in this Form SB-2 of LogSearch, Inc. of our report dated April 19, 2004, on our audit of the financial statements of LogSearch, Inc., as of March 31, 2004, and for the period then ended.



                                        /s/ "Bateman & Co., Inc., P.C."

                                        BATEMAN & CO., INC., P.C.

Houston, Texas
April 30, 2004